UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2010
Date of Report (Date of earliest event reported)

China Premium Lifestyle Enterprise, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-120807	11-3718650
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10/F, Wo Kee Hong Building
585-609 Castle Peak Road
Kwai Chung, N.T. Hong Kong
(Address of principal executive offices)
(Zip Code)

(852) 2954-2469
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, the terms “we,” “us,” “our” and the “Company” mean China Premium Lifestyle Enterprise, Inc., a Nevada corporation, and our consolidated subsidiaries, taken together as a whole.

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2010, we settled our federal court action for breach of contract, fraud, conversion and breach of fiduciary duty against Happy Emerald Ltd., a purported British Virgin Islands corporate entity, Global Premium Brands Co., Inc., a defunct California Corporation, Global Premium Brands Co., Inc., a Nevada corporation, Fred De Luca, Charles Miseroy, Delia Rodriguez, Robert G. Pautsch, Richard Cabo, Federico Cabo and other defendants.

Under the terms of the settlement: (1) the defendants agreed to return to us for cancellation 247,798 shares of preferred stock and 4,569,619 shares of common stock; (2) Mr. De Luca, a member of our board of directors and a defendant in the action, resigned from our board of directors effective March 1, 2010; (3) the parties executed a mutual release; and (4) we dismissed the action with prejudice.  At the time of Mr. De Luca’s resignation, he was not a member of any committee of our board of directors.

In December 2006, we had delivered 65,454 shares of preferred stock to Bern Noble, Ltd. for consulting services rendered in connection with our July 2006 share exchange transaction.  In March 2007, Bern Noble converted such shares into 1,210,631 shares of common stock.  As previously disclosed in our Current Report on Form 8-K, filed on May 11, 2009, we later determined that we were never authorized to issue any shares of preferred stock.

On March 1, 2010, Bern Noble agreed to return the 1,210,631 shares of common stock (which were derived from unauthorized shares of preferred stock) to us for cancellation and we agreed to issue Bern Noble an equal number of new shares of common stock in consideration of the services previously rendered to the Company in 2006.  We agreed to issue the new shares in nine monthly installments, commencing on March 15, 2010.  The shares will be issued in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Prior to the settlement, we had 29,104,110 shares of common stock and 247,798 shares of preferred stock issued and outstanding.  As a result of the settlement and the related share cancellations, we currently have 23,323,860 shares of common stock and no shares of preferred stock issued and outstanding.  Assuming the issuance of all of the Bern Noble shares, we will have 24,534,491 shares of common stock and no shares of preferred stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1
Settlement Agreement, effective March 1, 2010, by and among China Premium Lifestyle Enterprise, Inc., Fred De Luca, Federico Cabo, Robert Pautsch, Charles Miseroy, Delia Rodriguez, Global Premium Brands Co., Inc., a California corporation, Global Premium Brands Co., Inc., a Nevada corporation, Bern Noble, Ltd., Edward W. Withrow, III and Kyle Withrow

Exhibit 10.2	Agreement, effective March 1, 2010, by and among China Premium Lifestyle Enterprise, Inc. and Bern Noble, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

Dated: March 4, 2010	By:	/s/ Joseph Tik Tung WONG
Joseph Tik Tung WONG
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1
Settlement Agreement, effective March 1, 2010, by and among China Premium Lifestyle Enterprise, Inc., Fred De Luca, Federico Cabo, Robert Pautsch, Charles Miseroy, Delia Rodriguez, Global Premium Brands Co., Inc., a California corporation, Global Premium Brands Co., Inc., a Nevada corporation, Bern Noble, Ltd., Edward W. Withrow, III and Kyle Withrow

Exhibit 10.2	Agreement, effective March 1, 2010, by and among China Premium Lifestyle Enterprise, Inc. and Bern Noble, Ltd.